UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 10, 2017

CHAMPION PAIN CARE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

                              Delaware                                    333-162084                             27-0625383

    (State or Other Jurisdiction

    (Commission

            (IRS Employer

             of Incorporation)

                   File Number)

          Identification No.)

___48 Wall Street, New York, New York               10005___

                                         (Address of Principal Executive Offices)                             (Zip Code)

(877) 966-0311

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On February 10, 2017, Garland A. Brown, Jr. resigned from his positions as a member of the board of directors of Champion Pain Care Corporation (the “Company”) and as Chief Executive Officer of the Company.  On February 10, 2017, Mr. Brown provided management of the Company with written notice of his resignation, which was effective immediately.

On February 10, 2017, Mark H. Conner resigned from his position as Chief Operating Officer of the Company.  On February 10, 2017, Mr. Conner provided management of the Company with verbal notice of his resignation, which was effective immediately.  On February 20, 2017, Mr. Conner provided management of the Company with written confirmation of his resignation as of February 10, 2017.

On February 22, 2017, Terrance Owen resigned from his positions as a member of the board of directors of the Company and as Chief Financial Officer of the Company.  On February 22, 2017, Mr. Owen provided management of the Company with written notice of his resignation, which was effective immediately.

Management of the Company does not know the circumstances or reasons behind the resignations of Messrs. Brown, Conner, and Owen.  Management of the Company is reviewing the circumstances surrounding the resignations of Messrs. Brown, Conner, and Owen as well as actions taken by each of them prior to their resignation.  The Company is reserving all of its rights, including with respect to Messrs. Brown, Conner, and Owen and the circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 28, 2017

CHAMPION PAIN CARE CORPORATION

By:

/s/ Jack Fishman

Jack Fishman

President

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